SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 17, 2015 (June 15, 2015)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)

201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 15, 2015, a subsidiary of HNA Group Co., a hospitality and transportation conglomerate based in China (“HNA Sub”) purchased (the “Purchase”) 2,987,343 shares of our common stock from Columbia Pacific Opportunity Fund, LP (“Columbia Pacific”).
Registration Rights Agreement
In connection with the Purchase, we entered into a Registration Rights Agreement with HNA Sub, pursuant to which HNA Sub has certain rights, subject to the terms and conditions set forth in the Registration Rights Agreement, to require us to file a registration statement covering shares owned by HNA Sub and to use reasonable best efforts to sell such shares in an underwritten offering. The Registration Rights Agreement also grants HNA Sub certain customary incidental, or “piggyback,” registration rights to participate in registrations that we initiate for our own account or other security holders. We and HNA Sub have also agreed to certain other related obligations that are customary for agreements of this nature.
Investor Agreement
In connection with the Purchase, we entered into an Investor Agreement with HNA Sub and its affiliate, HNA Investment Management LLC, pursuant to which HNA Sub has the right to appoint one individual to our board of directors and to the committees thereof (the “Investor Nominee”), subject to our customary director candidate vetting process. The Investor Nominee will not receive compensation for his or her service as a member of our board of directors or any committee thereof, but will receive reimbursement for reasonable out-of-pocket expenses incurred in connection with his or her duties.
If at any time HNA Sub or any of its affiliates cease to hold at least five percent (5%) of the total issued and outstanding shares of our common stock on a fully diluted basis, the Investor Nominee will be required to resign from our board of directors and HNA Sub’s rights under the Investor Agreement to appoint an individual to the board of directors will terminate.
Under the Investor Agreement, HNA Sub also has agreed that it will not, directly or indirectly, acquire beneficial ownership of our common stock if, after giving effect to such acquisition, HNA Sub and its affiliates would, in the aggregate, beneficially own more than 25% of our total issued and outstanding common stock on a fully diluted basis, which percentage may be increased to 30% under certain circumstances.
The foregoing descriptions of the Registration Rights Agreement and Investor Agreement are qualified in their entirety by reference to the Registration Rights Agreement and Investor Agreement, copies of which will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
June 17, 2015	By:	/s/	Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel

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